United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021 (November 8, 2021)

Semper Paratus Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41002	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue, 38th Floor New York, New York 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (646) 807-8832

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	LGSTU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share, included as part of the Units	LGST	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	LGSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed on a Current Report on Form 8-K, Semper Paratus Acquisition Corporation, a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “IPO”) of 34,500,000 units (the “Units”) on November 8, 2021. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Ordinary Share”), and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $345,000,000.

Simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 1,450,000 units (the “Private Units”). 1,300,000 Private Units were sold to Semper Paratus Sponsor LLC, a Delaware limited liability company (the “Sponsor”) at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $13,000,000. 150,000 Private Units were sold to Cantor Fitzgerald & Co. (the “Underwriter” or “Cantor”) at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $1,500,000.

In connection with the IPO, Cantor exercised its over-allotment in full and, as a result, our Sponsor will not be forfeiting any of the Company’s Class B ordinary shares, par value $0.0001 (the “Founder Shares”), and will continue holding 11,983,333 Founder Shares.

A total of $351,900,000, comprised of the proceeds from the IPO after offering expenses and a portion of the proceeds of sale of the Private Units, was placed in a U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company acting as trustee.

As of November 8, 2021, the balance of the Trust Account was $351,900,000. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes (less up to $100,000 interest to pay dissolution expenses), if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (i) the completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described in the Registration Statement on Form S-1 (File No. 333-260113), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 7, 2021, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of its obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with its initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 15 months from the IPO or (B) with respect to any other provision relating to the rights of holders of its Class A ordinary shares, and (iii) the redemption of the Company’s public shares if it has not consummated an initial business combination within 15 months from the IPO or during any Extension Period (as described in the Registration Statement), subject to applicable law.

An audited balance sheet as of November 8, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet as of November 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Semper Paratus Acquisition Corporation

	By:	/s/ Philippe J. Kurzweil
		Name:	Philippe J. Kurzweil
		Title:	Chief Financial Officer

Dated: November 15, 2021